EXHIBIT 10.1

EXECUTION VERSION

SECURITIES PURCHASE

AGREEMENT

Dated as of August 17, 2005

by and among

SECURE COMPUTING CORPORATION

and

the Purchasers identified on Exhibit A hereto

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TABLE OF CONTENTS

(Continued)

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 17, 2005 by and among Secure Computing Corporation, a Delaware corporation (the “Company”), and the purchasers identified on Exhibit A hereto (the “Purchasers”), for the sale by the Company and the purchase by the Purchasers of shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and warrants to purchase shares of the Company’s Common Stock, par value $0.01 (the “Common Stock”).

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Preferred Stock and Warrants

Section 1.1 Authorization of Securities. The Company has, or on or before the Closing Date (as defined below) will have, (A) created and authorized the issuance of a series of its preferred stock consisting of 700,000 shares of Preferred Stock, par value $0.01 per share, designated as its “Series A Convertible Preferred Stock,” (B) authorized the issuance of the Warrants (as defined below), and (C) reserved and authorized the issuance of the shares of Common Stock issuable upon conversion of the Shares (as defined below) and exercise of the Warrants. The terms, limitations and relative rights and preferences of the Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company, which will have been filed on or before the Closing Date with the Secretary of State of the State of Delaware in the form attached as Exhibit D hereto (the “Certificate of Designation”). The Certificate of Designation, along with this Agreement and the Warrants, are collectively referred to herein as the “Transaction Documents”.

Section 1.2 Purchase and Sale of Preferred Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company: an aggregate of 700,000 shares of Preferred Stock (collectively, the “Shares”) in the amounts set forth opposite their respective names on Exhibit A, at a price per Share equal to $100.00 (the “Per Share Purchase Price”), and for an aggregate purchase price of $70,000,000 (the “Purchase Price”).

Section 1.3 Issuance of Warrants. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to each Purchaser, as part of its inducement to purchase the Shares and to consummate the transactions contemplated by this Agreement, warrants to purchase an aggregate of 1,000,000 shares of Common Stock with an exercise price of $14.74 per share (collectively, the “Warrants”), with the number of shares issuable to each Purchaser upon the exercise of such Purchaser’s Warrant being as set forth opposite the Purchasers’ names on Exhibit A.

Section 1.4 Exemption from Registration. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.5 Payment of the Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers agree, severally and not jointly, to purchase the Shares and the Warrants. The closing of the purchase and sale of the Shares and the issuance of the Warrants (the “Closing”) shall take place at the offices of Heller Ehrman, LLP located at 275 Middlefield Road, Menlo Park, California, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article IV, or at such other time and place or on such date as the Purchasers and the Company may agree upon (such date is hereinafter referred to as the “Closing Date”). At the Closing, the entire Purchase Price shall be paid by the Purchasers in cash, by wire transfer of immediately available funds, to an account designated in writing by the Company.

Section 1.6 Delivery. At the Closing, the Company shall deliver to each Purchaser (a) certificates representing the portion of the Shares purchased by such Purchaser, and (b) one or more warrants in substantially the form attached hereto as Exhibit B. Unless otherwise instructed in writing by the Purchasers, the Warrants will be issued to Warburg Pincus Private Equity IX, L.P. (“Warburg”).

Section 1.7 Reservation of Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to permit the exercise of the Warrants, so long as the Warrants are outstanding. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares”. The Shares, the Warrants and the Warrant Shares are sometimes collectively, individually, or in some combination thereof, referred to herein as the “Securities”.

Section 1.8 Use of Proceeds. The Company will apply the net proceeds (the “Cash Proceeds”) from the sale of the Shares to finance the cash consideration in respect of the acquisition of CyberGuard Corporation (the “Merger”), as provided in that certain Agreement and Plan of Merger by and between CyberGuard Corporation (“CyberGuard”) and the Company, dated as of even date herewith (the “Merger Agreement”).

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company

The Purchasers shall be entitled to rely on the representations and warranties made by the Company in the Merger Agreement and each such representation and warranty is incorporated herein by reference and hereby made by the Company as of the date hereof and as of the Closing subject to the exceptions set forth in the Parent Disclosure Statement (as defined in the Merger Agreement). The Company has delivered to the Purchasers a copy of the Merger Agreement and the Parent Disclosure Statement. In addition, the Company hereby represents and warrants to the Purchasers as of the date hereof and as of the Closing, subject only to such exceptions as are specifically disclosed in writing in the Company’s disclosure statement provided by the Company to the Purchasers (which such exceptions shall reference the specific section and, if applicable, subsection number of this Section 2.1 to which it applies, and any information disclosed in any such section or subsection shall be deemed to be disclosed only for purposes of such section or subsection, except to the extent it is readily apparent that the disclosure contained in such section or subsection contains enough information regarding the subject matter of other representations and warranties contained in this Section 2.1 so as to clearly qualify or otherwise clearly apply to such other representations and warranties), dated as of the date hereof and certified by a duly authorized officer of the Company (the “Disclosure Letter”), as follows:

(a) Capitalization. The authorized capital stock of the Company consists of (A) 2,000,000 shares of Preferred Stock, of which no shares were outstanding as of the date of this Agreement, and (B) 100,000,000 shares of Common Stock, of which 36,631,748 shares were outstanding as of the date of this Agreement. As of the date hereof, there are outstanding options (each, a “Company Stock Option”) to purchase an aggregate of 8,760,539 shares of Common Stock, all of which options are outstanding under the Company’s Amended and Restated 1995 Omnibus Stock Plan, 2002 Stock Option Plan, 1997 N2H2 Stock Option Plan and the 1999 N2H2 Stock Option Plan (the “Plans”). The maximum number of shares of Common Stock that would be outstanding as of the Closing Date if all options, warrants, conversion rights and other rights with respect thereto (excluding those to be issued pursuant hereto) outstanding as of the date hereof were exercised is 45,392,287. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, nonassessable and free and clear of any lien, security interest, charge or encumbrance. The shares of Preferred Stock and the shares of Common Stock to be issued in respect of or upon conversion of such Preferred Stock to be issued in accordance with the terms of this Agreement and the Certificate of Designation, upon such issuance or conversion, as the case may be, will be duly and validly authorized and issued and fully paid, nonassessable and free and clear of any lien, security interest, charge or encumbrance. The Warrant Shares when issued upon exercise of the Warrants will be duly and validly authorized and issued and fully paid, nonassessable and free and clear of any lien, security interest, charge or encumbrance. The Common Stock to be issued upon conversion of shares of the Preferred Stock and exercise of the Warrants has been approved for listing on the Nasdaq National Market. Except (A) as

Previously Disclosed, (B) for the rights granted pursuant to the Transaction Documents, or (C) under or pursuant to the Benefit Plans, as of the date hereof there are no outstanding subscriptions, contracts, stock appreciation, phantom stock, profit participation, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating the Company or any Company Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or any Company Subsidiary. All outstanding shares of Common Stock, all outstanding options, and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted in compliance in all material respects with (A) all applicable securities laws and all other applicable Legal Requirements and (B) all requirements set forth in applicable material Contracts. No Voting Debt of the Company is issued or outstanding as of the date hereof.

For purposes of this Agreement, the subsidiaries of the Company are referred to herein individually each as a “Company Subsidiary” and collectively as the “Company Subsidiaries” and the term: (A) “Previously Disclosed” means information set forth on the section of the Disclosure Letter corresponding to the provision of this Agreement to which such information relates; (B) “Benefit Plan” means any Contract providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing welfare benefits or other compensation including, but not limited to any “employee benefit plan” as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended with respect to any present or former officer, director, employee or consultant of the Company or any Company Subsidiary or which the Company or any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and regulations promulgated thereunder has or may have any liability or obligation; (C) “Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity; (D) ”Contract” shall mean any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect; (E) ”Governmental Entity” shall mean any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority; and (F) ”Voting Debt” shall mean any bonds, debentures, notes or other indebtedness of the Company or any Company Subsidiaries (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of the Company.

(b) Authorization; No Default. The Company has the power and authority to enter into the Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate or other proceedings on the part of the Company, including the board of directors of the Company (the “Board of Directors”) is necessary to authorize the execution and delivery of the Transaction Documents or to consummate the transactions contemplated thereby, subject only to: (A) the approval of the issuance of the Shares and the Warrants by the Company’s stockholders; (B) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any foreign antitrust laws, (C) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the rules and regulations of the Nasdaq Stock Market (clauses (A) – (C), the “Necessary Consents”). Subject to the Necessary Consents and such approvals of Governmental Entities as may be required by statute or regulation, the Transaction Documents are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, and no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other person is required to be obtained or made by the Company in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except for the Necessary Consents.

Neither the execution, delivery and performance by the Company of the Transaction Documents or the Merger Agreement and any documents ancillary thereto, nor the consummation of the transactions contemplated hereby and thereby, including the Merger and the use of the Cash Proceeds exclusively to pay consideration to CyberGuard pursuant to the Merger Agreement, nor compliance by the Company with any of the provisions thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, pledge, charge, encumbrance or other security interest upon any of the properties or assets of the Company or any Company Subsidiary under (i) any provision of its Certificate of Incorporation or by-laws or (ii) any material Contract to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, (B) subject to compliance with all statutes and regulations applicable to the Company and the Necessary Consents, conflict with or violate any material Legal Requirement applicable to the Company or any of the Company Subsidiaries or by which the Company or any of the Company Subsidiaries or any of their respective properties is bound or affected, or (C) trigger anti-dilution rights or other rights to acquire additional equity securities of the Company.

(c) Litigation.

(i) There is no material private or governmental claim, action, suit (whether in law or in equity), or proceeding of any nature (“Action”) pending and, to the knowledge of the Company, there is not any material private or governmental investigation, or any Action threatened against the Company, any of the Company Subsidiaries, or any of their respective officers and directors (in their capacities as such), or involving any of their assets, before any court, or governmental or regulatory authority or body, or arbitration tribunal. There is no Action pending or, to the knowledge of the Company, threatened which in any manner challenges, seeks to, or is reasonably likely to prevent, enjoin, materially alter or materially delay the transactions contemplated by this Agreement.

(ii) There is no outstanding judgment, order, writ, injunction or decree of any court, governmental or regulatory authority, body or agency, or arbitration tribunal in a proceeding to which the Company, any Company Subsidiary, or any of their assets is or was a party or by which Company, any Company Subsidiary, or any of their assets is bound.

(d) Intellectual Property.

(i) To the knowledge of the Company, the Company owns or has the right to use all material intellectual property used to conduct its businesses (such intellectual property and the rights thereto are collectively referred to herein as the “IP Rights”). No royalties or other payments are payable to any Person with respect to commercialization of any products presently sold or under development by the Company.

(ii) The execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby will not (i) constitute a material breach of any instrument or agreement governing any IP Rights, (ii) cause the modification of any material term of any license or agreement relating to any IP Rights including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (iii) cause the forfeiture or termination of any IP Rights, or (iv) give rise to a right of forfeiture or termination of any IP Rights.

(iii) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by the Company (i) violates in any material respect any license or agreement between the Company and any third party or (ii) to the knowledge of the Company infringes in any material respect any patents or other intellectual property rights of any other party; and there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any IP Rights, or asserting that any IP Rights or the proposed use, sale, license or disposition thereof, or the manufacture, use or sale of any Company products, conflicts or will conflict with the rights of any other party.

(iv) Schedule 4.17(d) of the Parent Disclosure Statement provided in connection with the Merger Agreement lists all patents, trade names, registered trademarks and service marks, and applications for any of the foregoing owned or possessed by the Company or any of the Company Subsidiaries and true and complete copies of such materials have been made available to the Purchasers.

(v) The Company has provided to the Purchasers a true and complete copy of its standard form of employee confidentiality agreement and the Company has caused all employees of the Company to execute such an agreement. The Company has taken all commercially reasonably necessary steps to ensure that all consultants or third parties with access to material proprietary information of the Company have executed appropriate non-disclosure agreements that adequately protect the IP Rights.

(vi) The Company has taken all commercially reasonably necessary steps to ensure that the Company’s material source codes and material trade secrets have not been used, distributed or otherwise commercially exploited under circumstances which would cause the loss of copyright prior to the statutory expiration date or the loss of trade secret status.

(vii) To the knowledge of the Company, none of the employees or consultants of the Company is obligated under any contract, covenant or other agreement or commitment of any nature, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s or consultant’s best efforts to promote the interests of the Company or that would conflict with the business of the Company as presently conducted or proposed to be conducted. The Company has not entered into any agreement to indemnify any other Person, including but not limited to any employee or consultant of the Company, against any charge of infringement, misappropriation or misuse of any intellectual property, other than indemnification provisions contained in purchase orders, customer agreements, reseller agreements or distribution agreements, arising in the ordinary course of business. All current and former employees and consultants of the Company have signed valid and enforceable written assignments to the Company of any and all rights or claims in any material intellectual property that any such employee or consultant has or may have by reason of any contribution, participation or other role in the development, conception, creation, reduction to practice or authorship of any invention, innovation, development or work of authorship or any other intellectual property that is used in the business of the Company, and the Company possesses signed copies of all such written assignments by such employees and consultants. With respect to assignments of patents or application for patents, the Company possesses signed copies of assignments from the inventors of the intellectual property covered by the patents and applications.

(e) Anti-takeover Provisions Not Applicable. The provisions of Section 203 of the Delaware General Corporation Law as they relate to the Company do not and will not apply to the Transaction Documents or to any of the transactions contemplated hereby or thereby.

Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchasers:

(a) Organization and Standing of the Purchasers. Each Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares and Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate or other action, and no further consent or authorization of such Purchaser or its board of directors, stockholders or partners, as the case may be, is required. The Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor’s rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution and delivery of this Agreement by such Purchaser does not, and the fulfillment of the terms hereof and thereof by such Purchaser will not, (i) violate or conflict with its partnership agreement, trust agreement, the articles of incorporation, other constitutive documents or by-laws (or other similar applicable documents) of the Purchaser, as applicable; (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default (with or without the giving of notice or the passage of time (or both)) under, or result in the modification of, or permit the acceleration of rights under or termination of, any material contract to which such Purchaser is a party or (iii) violate any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over such Purchaser or over its respective properties or businesses; except, in the cases of clauses (ii) and (iii) where such event would not be reasonably likely to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(d) Acquisition for Investment. Such Purchaser is acquiring the Securities solely for its own account and not with a view to or for sale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity. Such Purchaser acknowledges that it (A) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company, (B) is able to bear the financial risks associated with an investment in the Securities, and (C) to its knowledge has been given access to such records of the Company and the Subsidiaries and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

(e) Restricted Securities. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company may not be able to satisfy. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (A) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (B) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(g) Accredited Purchasers. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

(h) Brokers. There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of such Purchaser and such Purchaser agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

(i) Consents. Except such consents, approvals and filings, the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, and except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act and any foreign antitrust laws, the execution and delivery by it of this Agreement and the performance by such Purchaser of its obligations hereunder and the consummation by such Purchaser of the transactions contemplated hereby do not require such Purchaser to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any governmental authority or judicial authority.

(j) Interested Stockholder. On the date of this Agreement, the Purchaser (1) is not an “interested stockholder” within the meaning of Section 203(c)(5) of the DGCL or (2) has been an “interested stockholder” for a period of more than three years preceding the date of this Agreement.

ARTICLE III

Covenants and Other Agreements

Section 3.1 Conduct of Business. During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Closing Date, each of the Company and the Company Subsidiaries, except as contemplated or required by this Agreement or as expressly consented to in writing by the Purchasers, (i) will conduct its operations according to its ordinary and usual course of business and consistent with past practices and (ii) not take any action which would adversely affect its ability to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the earlier of the termination of this Agreement or the Closing Date, the

Company will not, and will not permit any Company Subsidiary to, without the prior written consent of the Purchasers, directly or indirectly, do any of the following:

(a) cause, permit or propose any amendments to the certificate of incorporation or Bylaws of the Company (or similar governing instruments of any Company Subsidiaries) other than to effectuate transactions contemplated hereby;

(b) authorize for issuance, issue, sell, deliver, grant or issue any options, warrants, calls, subscriptions or other rights for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company, other than pursuant to and in accordance with the Plans;

(c) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(d) sell, transfer, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business consistent with past practice;

(e) incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company, as the case may be, or guarantee any debt securities of others;

(f) except for the Merger, acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any securities or assets which are material, individually or in the aggregate, to the business of the Company or any Company Subsidiary;

(g) take or agree to take any action which could reasonably be expected to, result in any condition contained in Sections 4.1(a), 4.1(b) and 4.1(c) of this Agreement not being satisfied immediately prior to the Closing Date;

(h) take, commit or agree in writing or otherwise to take, any of the actions described in Sections 3.1(a) through 3.1(g) hereof.

Section 3.2 Merger Agreement. The Company shall not amend the Merger Agreement, waive any provision or condition thereof or give any consent pursuant to the terms thereof or contemplated thereby without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld.

Section 3.3 Alternative Financing. The Company and its officers and directors shall not, and the Company shall not permit its subsidiaries, employees, agents and representatives to, seek or engage in any negotiations with respect to any financing transaction which could provide an alternative to the financing provided pursuant to this Agreement in connection with the Merger.

Section 3.4 Public Disclosure. Before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, the Company and the Purchasers agree to consult with each other as to its form and substance, and agree not to issue any such press release or make any public statement prior to obtaining the consent of the other (which shall not be unreasonably withheld or delayed), except to the extent that the Company or the Purchasers, as the case may be, is advised by outside counsel that such public statement is required by applicable law or by the rules and regulations of or listing agreement with Nasdaq, or as may otherwise be required by Nasdaq or the SEC.

Section 3.5 Commercially Reasonable Efforts.

(a) Subject to the terms and conditions herein provided, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate under this Agreement, applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using commercially reasonable efforts to obtain all necessary governmental and private party consents, approvals or waivers, (ii) using commercially reasonable efforts to lift any legal bar to the transactions contemplated hereby, and (iii) furnishing all information required under the HSR Act.

(b) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to (i) divest, hold separate or license (through a trust or otherwise) any business(es), product line(s) or asset(s), (ii) take any action or accept any limitation that would reasonably be expected to have a Material Adverse Effect, or (iii) agree to any of the foregoing.

For the purposes of this Agreement, “Material Adverse Effect” means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect (i) is materially adverse to the business, financial condition, results of operations, or assets and liabilities, taken as a whole, of the Company, including the Company Subsidiaries or (ii) would reasonably be expected to prevent the Company from consummating the Merger or any of the transactions contemplated by the Merger Agreement or to perform any of its obligations under the Merger Agreement before the Closing. Notwithstanding the foregoing, with respect to item (i) above, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) any adverse change, event or effect arising from or relating to general business or economic conditions; (B) any adverse change, event or effect relating to or affecting the computer security industry generally, which does not disproportionately affect the Company; and (C) any adverse change, event or effect arising from or relating to the announcement or pendency of the Merger.

Section 3.6 Information Rights Pending the Closing. The Company shall give prompt notice to the Purchasers of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in or incorporated into this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, (ii) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (iv) any facts or circumstances arise that could reasonably be expected to result in a Material Adverse Effect.

Section 3.7 Special Meeting. Promptly after the date hereof, the Company will take all action necessary in accordance with the Delaware General Corporation Law (“DGCL”) and its certificate of incorporation and bylaws to convene a meeting of the Company’s stockholders to consider (i) adoption and approval of the Merger Agreement, approval of the Merger (the “Merger Proposal”), (ii) approval of the authorization and issuance of the shares of Preferred Stock and the Warrants, as contemplated by this Agreement (the “Preferred Stock Proposal”) and (iii) approval of the Company’s amended and restated certificate of incorporation in the form mutually agreed upon by the Company and the Purchasers, if such amendment shall be deemed reasonably necessary to effectuate the issuance of the shares of Preferred Stock, as contemplated by this Agreement, (the “Certificate Proposal” and, together with the Preferred Stock Proposal and the Merger Proposal, the “Proposals”) (the “Special Meeting”), such Special Meeting to be held as promptly as possible, and in any event (to the extent permissible under applicable law) within 40 days after the declaration of effectiveness of the Registration Statement on Form S-4 to be filed by the Company pursuant to the Merger Agreement (the “S-4 Registration Statement”). The Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of the Proposals and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Special Meeting to the extent necessary to ensure that any necessary supplement or amendment to the definitive proxy statement (the “Proxy Statement”) is provided to the Company’s stockholders in advance of a vote on the Proposals or, if as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of the Company’s common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting. Except as provided in Section 5.6 of the Merger Agreement, the Company shall ensure that the Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Special Meeting are solicited in compliance with the DGCL and the Exchange Act, the Company’s certificate of incorporation and bylaws and all other applicable legal requirements.

Except as provided in Section 5.6 of the Merger Agreement, the Proxy Statement shall include the unanimous recommendation of the Board of Directors that holders of Common Stock approve the Preferred Stock Proposal, the Merger Proposal and the Certificate Proposal, if any. The Company agrees to reasonably consult with Warburg in the preparation of the Proxy Statement and shall cause the Proxy Statement and the information contained therein to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Company shall cause the Proxy Statement at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to stockholders, or at the time the Special Meeting is held, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(a) Neither prior to nor at the Special Meeting shall the Company put forth any matter, other than the Proposals, to holders of the Company’s common stock for their approval without the written consent of the Purchasers.

Section 3.8 S-4 Registration Statement. As promptly as practicable after the execution of this Agreement, the Company shall file the S-4 Registration Statement with the SEC. As promptly as practicable following receipt of SEC comments on such S-4 Registration Statement, the Company shall prepare a response to such comments. The Company shall use all commercially reasonable efforts to have the S-4 Registration Statement declared effective by the SEC as promptly as practicable. The Company shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the Company Common Stock to be issued in the Merger.

Section 3.9 By-Laws. Without the prior written consent of the Purchasers, the Company’s By-Laws shall not be amended to provide for more than nine (9) directors for as long as the Purchasers shall have the right to (A) designate a director pursuant to Section 9(e) of the Certificate of Designation or (B) nominate a director pursuant to Section 3.19 of this Agreement.

Section 3.10 Fees and Expenses. Provided that the issuance of the Shares and Warrants is consummated, the Company shall pay the fees and expenses incurred by the Purchasers in connection with the transactions contemplated hereby including, without limitation, legal fees and any costs to the Purchasers associated with HSR Act filings (collectively, the “Transaction Fees”), provided that the Company shall not be obligated to pay Purchaser’s Transaction Fees in excess of an aggregate of $100,000. Payments due pursuant to this Section 3.10 will be made at the Closing subject to receipt by the Company of written receipts setting forth the Transaction Fees incurred.

Section 3.11 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. Without limiting the generality of the foregoing, the Company agrees to and shall pursuant to this Section 3.11 (A) make any amendment of its Certificate of Incorporation required to enable holders of the Shares to act by written consent or (B) take any and all actions to convene as promptly as practicable such special meetings in accordance with the DGCL and any and all applicable securities laws and regulations as well as listing requirements and rules promulgated by applicable self-regulatory organizations in order to enable Warburg to exercise its right pursuant to Section 3.19 hereof and Section 9(e) of the Certificate of Designation to make interim elections and removals of the Warburg Appointed Director (as defined in Section 3.19) and, as required, to consent to, waive, or effectively vote upon provisions of the Certificate of Designation calling for such consent, each without the need for the Company to convene a general meeting of stockholders.

Section 3.12 Additional Listing Application. Prior to the Closing Date, if required by the rules of Nasdaq National Market, the Company will file a notification form for the listing of additional shares in connection with the transactions contemplated hereby and cause the Common Stock underlying the Shares and the Warrants to be listed on the Nasdaq National Market.

Section 3.13 Legal Opinion. At the Closing, the Company shall cause its outside legal counsel to deliver an opinion to the Purchasers in substantially the form attached hereto as Exhibit C.

Section 3.14 Tax Matters. The Purchasers and the Company agree and acknowledge that unless otherwise required, in the opinion of counsel and as a result of a change in applicable law for purposes of complying with their obligations under the Code, no party hereto will (A) treat the Preferred Stock as “preferred stock” within the meaning of Section 305 of the Code, (B) take the position that any amount will be includable in income with respect to the Preferred Stock under Section 305 of the Code (except to the extent that counsel to Purchasers and counsel to Company reasonably determine that such treatment is not permitted under applicable law), and/or (C) take a position inconsistent with the foregoing provisions (A) and (B) on any Return, in any refund claim, in any litigation or otherwise.

Section 3.15 Registration of Securities; Compliance with Securities Act. The Company shall:

(a) subject to receipt of necessary information from the Purchasers for inclusion in such filing, prepare and file with the SEC, (A) as promptly after the Closing Date as practicable, a registration statement on Form S-3 (or, in the event that Form S-3 or any successor form is not available for use by the Company, a registration statement on Form S-1 or any successor form) (the “Registration Statement”) to enable the resale of the shares of Common Stock issuable upon the conversion of the Shares and the exercise of the Warrants and (B) as promptly as practicable such post-effective amendments required to register any other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of (including but not limited to securities issued upon a stock split), the securities listed in (A) and (B) (collectively, “Registrable Securities”) by the Purchasers or the Holders (as defined below), from time to time, in compliance with the Securities Act;

(b) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable (but in no event later than 180 days after the Closing Date) after filing, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

(c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the

“Prospectus”) as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact until, with respect to each Holder’s Securities, such time as all Registrable Securities issued or issuable to such Holder have been sold pursuant to a registration statement or in a transaction in which the legend set forth in Section 5.1 herein has been removed;

(d) furnish to each Holder with respect to the Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary prospectuses (if any) in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Securities by such Holder;

(e) include in the plan of distribution for the Prospectus a potential underwritten offering and, if requested by Holders representing a majority of the Registrable Securities (by common share equivalence) (the “Majority Holders”), enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by such Holders and reasonably acceptable to the Company;

(f) if requested by the Majority Holders, supplement the Prospectus as may be reasonably requested by the underwriter to enable the underwriter to distribute and sell the Registrable Securities and otherwise cooperate with the underwriters;

(g) file documents required of the Company for blue sky clearance in states specified in writing by each Holder named in the Registration Statement and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 3.15(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(h) bear all expenses in connection with the procedures in this Section 3.15 and the registration of the Securities pursuant to the Registration Statement excluding underwriting discounts or commissions, brokers’ fees and similar selling expenses, and any other fees or expenses incurred by the Holder but including fees and expenses of one counsel to the selling Holders not to exceed $15,000; and

(i) advise each Holder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible time if such stop order should be issued.

Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Registrable Securities. In no event at any time before the Registration Statement becomes effective with respect to the Registrable Securities shall the Company publicly announce or file any other registration statement, other than registration statements on Form S-4 or Form S-8 or any similar successor form, without the prior written consent of the Majority Holders.

Section 3.16 Transfer of Securities; Suspension.

(a) The Purchasers agree that in case of any disposition of Securities to (A) a third party who agrees to be bound by the provisions of this Section 3 and makes the representations to the Company contained in Section 2.2 hereof or (B) the Purchasers’ general or limited partners as part of a distribution of all or part of the Securities (in each case a “Transferee,” and together with the Purchasers, the “Holders”), the Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Holders or their plans of distribution. The Company agrees, in case of such sale, transfer or distribution, to promptly file one or more post-effective amendments to the Registration Statement or a supplement to the related Prospectus, naming each Transferee as a selling stockholder in accordance with the provisions of the Securities Act.

(b) Except in the event that paragraph (c) below applies, the Company shall (A) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the purchasers of Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) provide each Holder copies of any documents filed pursuant to Section 3.15(b); and (C) inform each Holder that the Company has complied with its obligations in Section 3.15(b) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each Holder to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Holder pursuant to Section 3.15(b) hereof when the amendment has become effective).

(c) Subject to paragraph (d) below, in the event (A) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (B) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (D) of any event or circumstance not otherwise covered by clause (E) below which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the

Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (E) the Company determines in good faith that offers and sales pursuant to the Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a Registration Statement or related Prospectus is reasonably likely to have a seriously detrimental effect on the Company, then, in the case of each of (A) through (E) above, the Company shall deliver a certificate in writing to each Holder (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, such Holder will refrain from selling any Securities pursuant to the Registration Statement (a “Suspension”) until such Holder’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to each Holder. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to such Holder, such Holder shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 3.16(c).

(d) Notwithstanding the foregoing paragraphs of this Section 3.16, (A) no Suspension under clause (E) of Section 3.16(c) shall continue for more than one period of no more than thirty (30) days and (B) the Company shall not deliver more than one Suspension Notice under such clause in any twelve-month period.

(e) Provided that a Suspension is not then in effect, each Holder may sell Registrable Securities under the Registration Statement, provided, to the extent required by applicable law, that it arranges for delivery of a current Prospectus to the transferee of such Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to such Holder and to supply copies to any other parties requiring such Prospectuses.

(f) In the event of a sale of Registrable Securities by any Holder pursuant to the Registration Statement, such Holder shall deliver to the Company’s transfer agent an appropriate notification of the sale, so that the Securities may be properly transferred.

Section 3.17 Company Registration.

(a) If the Company shall determine to register any of its equity securities either for its own account or for the account of other stockholders, other than (A) a registration relating solely to employee benefit plans, (B) a registration relating solely to a SEC Rule 145 transaction or (C) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Securities registration as a result of a demand made by a holder having a contractual right, the Company will:

(i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii) if so requested by a Holder, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Securities specified in a written request or requests made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 3.17(b) below. Such written request may specify all or a part of the Holders’ Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 3.17 in connection with a distribution of Securities to its general or limited partners, the registration shall provide for the resale by such general or limited partners, if requested by such Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 3.17(a). In such event, the right of each of the Holders to registration pursuant to this Section 3.17 shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 3.17, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities, including the Securities, of the Company held by stockholders of the Company (other than securities held by holders who by contractual right demanded such registration and securities to be offered by the Company) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares permits additional shares to be included in the registration and underwriting, each of the Holders and other holders requesting to have their shares included in such registration will have the right to include such shares in such registration (allocated pro rata among such Holders and holders on the basis of the relative number of shares requested to be registered by such Holders and holders up to the permitted amount). If any of the Holders or any officer, director or other stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding the foregoing, if at any time after giving written notice referred to above, and prior to the effective date of the applicable registration statement filed in connection therewith, the Company determines for any reason not to proceed with the proposed registration statement, the Company may, at its election, give written notice of such determination to the Holders that have elected to have their Securities included in such registration and thereupon will be relieved of its obligations to register such Securities in connection with such registration.

Section 3.18 Indemnification.

(a) For the purposes of this Section 3.18:

(i) the term “Selling Stockholder” shall include each Holder and any Affiliate of such Holder; and

(ii) the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, together with any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 3.15.

(b) The Company agrees to indemnify and hold harmless each Selling Stockholder and its officers, directors, partners, employees and agents, and each underwriter of Registrable Securities, if any, and each Person who controls any such underwriter from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (A) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness or (C) any untrue statement of a material fact contained in the Prospectuses or any omission of a material fact from the Prospectuses necessary to make the statements therein not misleading and the Company will reimburse such Selling Stockholder for any legal or other out-of-pocket expenses incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, (A) an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) an untrue statement made in such Prospectuses or any omission of a material fact necessary to make the statements therein not misleading, in the case of each of (A) and (B) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or Prospectuses. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

(c) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act), each officer of the Company who signs such Registration Statement and each of the Company’s directors from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling Person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (A) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement of a material fact contained in the Prospectuses or any omission of a material fact necessary to make the statements therein not misleading, if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of any Selling Stockholder specifically for use in preparation of the Registration Statement, and each Selling Stockholder, severally and not jointly, will reimburse the Company (or such officer, director, employee, agent or controlling Person), as the case may be, for any legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the obligation of each Selling Stockholder to indemnify the Company (or such officer, director or controlling Person) shall be limited to the net amount received by such Selling Stockholder from the sale of its Securities pursuant to such Registration Statement.

(d) Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 3.18, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying Person will not relieve it from any liability which it may have to any indemnified Person under this Section 3.18 (except to the extent that such omission materially prejudices the indemnifying Person’s ability to defend such action) or from any liability otherwise than under this Section 3.18. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person, the indemnifying Person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified Person promptly after receiving the aforesaid notice from such indemnified Person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate for the same counsel to represent both the indemnified Person and such indemnifying Person or any Affiliate or associate thereof, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, however, that no indemnifying Person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying Person be liable in respect of any amounts paid in settlement of any action unless the indemnifying Person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying Person shall, without the prior written consent of the indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified Person is or could have been a party and indemnification could have been sought hereunder by such indemnified Person, unless such settlement includes an unconditional release of such indemnified Person from all liability on claims that are related to the subject matter of such proceeding.

(e) If the indemnification provided for in this Section 3.18 is unavailable to or insufficient to hold harmless an indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying Person shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and any Purchaser, as well as any other Selling Stockholders under such registration statement, on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or any Purchaser or other Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Purchasers and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Selling Stockholder from the sale of the Securities to which such loss relates exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Selling Stockholder’s obligations in this subsection to contribute shall be in proportion to the respective sale of Securities of such Selling Stockholder and shall not be joint with any other Selling Stockholders.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 3.18, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 3.18 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this

Section 3.18, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 3.18 and further agree not to attempt to assert any such defense.

Section 3.19 Board Designee or Nominee; Board Observer.

(a) In the event that Warburg shall cease to have the right to elect the Warburg Appointed Director (as such term is defined in the Certificate of Designation) pursuant to Section 9(e) of the Certificate of Designation, for so long as Warburg and its Affiliates Beneficially Own (as such term is defined in the Certificate of Designation) at least fifty percent (50%) of the shares of Common Stock issuable upon conversion of the Shares, the Company’s Nominating and Corporate Governance Committee (or any other committee exercising a similar function) (the “Nominating Committee”) shall recommend to the Board of Directors that the person designated by Warburg (the “Warburg Nominated Director”) be included in the slate of nominees in the class to be elected or appointed to the Board of Directors at the next annual meeting of stockholders, and the Company’s Board of Directors shall so include such person, in accordance with the Company’s bylaws and certificate of incorporation and the DGCL, and at each annual meeting of stockholders of the Company at which such person’s term expires; provided, however, that the Nominating Committee shall not be required to make such recommendation if the Nominating Committee determines in good faith that such a recommendation will be a breach of the fiduciary duty of such committee under applicable law. Each Warburg Nominated Director shall serve the term associated with the class of directors to which the Warburg Nominated Director belongs in accordance with the Company’s Certificate of Incorporation. If the Warburg Nominated Director shall cease to serve as a director for any reason, if Warburg shall so request, the Board of Directors will take all action required to fill the vacancy resulting therefrom with a person designated by Warburg, in accordance with the Company’s bylaws and certificate of incorporation and the General Corporation Law of Delaware. If the vacancy is not filled with a director designated by Warburg, Warburg shall have the right to request that the person designated by Warburg be included in the slate of nominees in the class to be elected or appointed to the Board of Directors at the next annual meeting of stockholders, in accordance with the Company’s bylaws and certificate of incorporation and the General Corporation Law of Delaware, and at each annual meeting of stockholders of the Company at which such person’s term expires.

(b) For the purposes of this Agreement, the term “Warburg Director” shall refer to the Warburg Appointed Director or the Warburg Nominated Director, as the case may be; provided that at any one time only one Warburg Director shall serve as a member of the Board of Directors. For so long as such membership does not conflict with any applicable law or regulation or listing requirement of the Nasdaq National Market (as determined in good faith by the Board of Directors), the Warburg Director shall be entitled, at his or her election, to serve as a member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and each other principal committee or subcommittee of the Board of Directors.

(c) In addition to the Warburg Director, Warburg shall have the right to have one observer (the “Board Observer”) attend meetings of the Board of Directors and principal committees immediately upon the Closing and for so long as Warburg has the right to appoint designate the Warburg Appointed Director pursuant to Section 9(e) of the Certificate of Designation or nominate the Warburg Nominated Director pursuant to this Agreement. Warburg agrees to and to cause its Board Observer to hold in confidence and trust and not use or disclose any confidential information provided to or learned by such Board Observer in connection with Warburg’s rights pursuant to this section.

(d) Warburg hereby designates Cary Davis as the initial Warburg Appointed Director to commence his term in accordance with Section 9(e) of the Certificate of Designation.

For so long as Warburg has the right to designate the Warburg Director pursuant to Section 9(e) of the Certificate of Designation and/or this Agreement, the Warburg Director and the Board Observer shall each receive a copy of all materials distributed to the Board of Directors, whether provided to directors in advance of, during or after any meeting of the applicable Board of Directors, regardless of whether the Warburg Director or Board Observer shall be in attendance at any such meeting.

The Warburg Director shall be reimbursed for out-of-pocket expenses incurred in connection with participation as a member of the Board of Directors in a manner consistent with the Company’s policies for reimbursing other outside members of the Board of Directors. In addition, the Warburg Director shall be entitled to the same compensation paid to other outside members of the Board of Directors in his or her capacity as a director, which compensation shall be assignable to Warburg.

Section 3.20 Subscription Rights.

(a) For the purposes of this Section 3.20, “Excluded Stock” shall mean (A) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of capital stock, in each case which is subject to the provisions of Section 7(c)(ii) of the Certificate of Designations, (B) the issuance of shares of Common Stock (including upon exercise of options) to directors, employees or consultants of the Corporation pursuant to a stock option plan, restricted stock plan or other similar plan approved by the Board of Directors, (C) the issuance of shares of Common Stock in connection with bona fide acquisitions of securities of another Person (other than issuances to Persons that were Affiliates of the Company at the time that the agreement with respect to such issuance was entered into), (D) that number of shares of Common Stock set forth in subparagraph (d) of the definition of “Excluded Stock” in Section 10 of the Certificate of Designations (as appropriately adjusted for any stock splits, stock dividends, combinations, recapitalizations or similar events) issued (including shares issuable upon exercise of warrants to purchase Common Stock issued) to (1) financial institutions or lessors in connection with bona fide commercial credit arrangements, equipment financings or commercial property lease transactions, the terms of which are approved by the Board of Directors, or (2) an entity as a component of any business relationship with such entity for the purpose of (x) joint venture, technology licensing or development activities, or (y) distribution, supply or manufacture of the Corporation’s products or services, the terms of which are approved by the Board of Directors, (E) the issuance of shares of Common Stock upon exercise of the Shares and (F) the Warrants and shares of Common Stock issued or issuable upon exercise thereof.

(b) If at any time after the date hereof, and for so long as a Purchaser Beneficially Owns (as defined in the Certificate of Designation) at least fifty percent (50%) of the shares of Common Stock issuable to such Purchaser pursuant to this Agreement (including upon conversion of the Shares and exercise of the Warrants), the Company proposes to issue equity securities of any kind (the term “equity securities” shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company, other than Excluded Stock, then, as to each Purchaser, the Company shall:

(i) give written notice to such Purchaser (no less than ten (10) business days prior to the closing of such issuance) setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and (D) such other information as such Purchaser may reasonably request in order to evaluate the proposed issuance; and

(ii) offer to issue and sell to such Purchaser, on such terms as the Proposed Securities are issued and upon full payment by such Purchaser, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Common Stock such Purchaser Beneficially Owns (as defined in the Certificate of Designation) by (B) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion or exercise in full of any convertible or exercisable securities (other than employee stock options) then outstanding.

(c) Each Purchaser must exercise its purchase rights hereunder within ten (10) business days after receipt of such notice from the Company. To the extent that the Company offers two or more securities in units, each Purchaser must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right.

(d) Upon the expiration of the 10-day offering period described above, the Company will be free to sell such Proposed Securities that the Purchasers have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to the Purchasers pursuant to this Section 3.20.

The election by any Purchaser not to exercise its subscription rights under this Section 3.20 in any one instance shall not affect its right as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving each Purchaser the rights described in this Section 3.20 shall, unless waived by the majority-in-interest of the Shares and Warrant Shares outstanding, be void and of no force and effect.

Section 3.21 Access to Information; Confidentiality. From the date of this Agreement until such time as the Purchasers no longer hold Securities acquired pursuant to the terms of this Agreement, the Company will afford to the Purchasers and their authorized representatives (including counsel, financial advisors, consultants, accountants, auditors and agents) reasonable access during normal business hours and upon reasonable notice to all of its facilities, personnel and operations and to all of its and the Company Subsidiaries’ books and records, will permit the Purchasers and their authorized representatives to conduct inspections as they may reasonably request and will instruct its officers and those of the Company Subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties as the Purchasers may from time to time reasonably request. Purchasers will hold such information, and will cause their authorized representatives (including counsel, financial advisors, consultants, accountants, auditors and agents) to hold such information, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange (except to the extent that such information (A) was available to Purchaser on a nonconfidential basis prior to its disclosure by the Company either (i) by virtue of its being in the public domain through no fault of the Purchaser or (ii) through disclosure to Purchaser by a Person not otherwise bound to a confidentiality agreement with the Company or (B) is later lawfully acquired by the Purchaser from other sources who, to the knowledge of Purchaser, had the right to transfer or disclose it), and the Purchaser shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors and other consultants or advisors.

Section 3.22 CyberGuard Representations. To the knowledge of the Company, representations and warranties made by CyberGuard to the Company in Sections 3.7 (“SEC Filings”), 3.9 (“Financial Statements; Controls”) and 3.17 (“Intellectual Property Rights”) of the Merger Agreement are true and correct.

ARTICLE IV

Conditions

Section 4.1 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares and Warrants. The obligations of the Purchasers to purchase the Shares and Warrants from the Company at the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Purchasers:

(a) The representations and warranties of the Company contained in this Agreement and the Merger Agreement (without regard to any materiality or Material Adverse Effect exceptions or provisions therein) shall be true and correct, in all respects, as of the Closing Date, with the same force and effect as if made at the Closing Date, except (i) for changes specifically permitted by the terms of the Merger Agreement, (ii) that the accuracy of the representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be determined as of such date and (iii) where the failure of such representations and warranties to be so true and correct does not constitute, or could not reasonably be expected to result in, a Material Adverse Effect;

provided, however, that notwithstanding the exception in clause (iii), the representations and warranties contained in Section 4.6 of the Merger Agreement shall not be deemed true and correct in all respects if any amount set forth in Section 4.6 of the Merger Agreement or Schedule 4.6 of the Parent Disclosure Schedule is incorrect by more than 25,000 shares.

(b) The representations and warranties of CyberGuard, contained in the Merger Agreement (without regard to any materiality or Material Adverse Effect exceptions or provisions therein) shall be true and correct, in all respects, as of the Closing Date, with the same force and effect as if made at the Closing Date, except (i) for changes specifically permitted by the terms of the Merger Agreement, (ii) that the accuracy of the representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be determined as of such date and (iii) where the failure of such representations and warranties to be so true and correct does not constitute, or could not reasonably be expected to result in a CyberGuard Material Adverse Effect; provided, however, that notwithstanding the exception in clause (iii), the representations and warranties contained in Section 3.6 of the Merger Agreement shall not be deemed true and correct in all respects if any amount set forth in Section 3.6 of the Merger Agreement or Schedule 3.6 of the Company Disclosure Schedule (as defined in the Merger Agreement) is incorrect by more than 25,000 shares.

For the purposes of this subsection 4.1(b), a “CyberGuard Material Adverse Effect” shall mean any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the CyberGuard Material Adverse Effect (i) is materially adverse to the business, financial condition, results of operations, or assets and liabilities, taken as a whole, of CyberGuard, including CyberGuard’s Company Subsidiaries (as defined in the Merger Agreement), or (ii) would reasonably be expected to prevent CyberGuard from consummating the Merger or any of the transactions contemplated by the Merger Agreement or to perform any of its obligations under the Merger Agreement before the Effective Time (as defined in the Merger Agreement), or (iii) materially and adversely affects the Company’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation (as defined in the Merger Agreement). Notwithstanding the foregoing, with respect to item (i) above, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a CyberGuard Material Adverse Effect: (A) any adverse change, event or effect arising from or relating to general business or economic conditions; (B) any adverse change, event or effect relating to or affecting the computer security industry generally, which does not disproportionately affect CyberGuard; and (C) any adverse change, event or effect arising from or relating to the announcement or pendency of the Merger.

(c) The Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(d) The Company shall have furnished a certificate of the Company executed on its behalf by an officer of the Company certifying compliance with the conditions set forth in Sections 4.1(a), (b) and (c) of this Agreement.

(e) Prior to the Closing, the Company shall have entered into an agreement with Norwest Bank Minnesota and the Bank of Nova Scotia Trust Company of New York to amend that certain Rights Agreement, dated as of July 24, 1997 (as amended and restated as of October 22, 1998) (the “Rights Plan”) (i) to permit the acquisition by the Purchasers of the Securities without such acquisitions constituting or otherwise triggering a “Shares Acquisition Date” or “Distribution Date” and (ii) to specifically provide that such Securities shall not be deemed “Beneficially Owned” by the Purchasers for the purposes of the Rights Plan.

(f) The purchase of and payment for the Securities being purchased on such date by the Purchaser shall not be prohibited or enjoined by any Legal Requirement or Governmental Entity.

(g) The waiting period under the HSR Act and any other applicable merger control regulation shall have expired or notice of early termination of such waiting periods shall have been received by the Company and the Purchasers.

(h) The Certificate of Designation shall have been filed by the Company with the Secretary of State of the State of Delaware.

(i) The Purchaser shall have received from the Company’s counsel, Heller Ehrman LLP, an opinion substantially in the form of Exhibit C hereto.

(j) The Warburg Director shall have become a member of the Board of Directors effective upon such Closing.

(k) The approval of the Company’s stockholders with respect to the Preferred Stock Proposal and the Certificate Proposal shall have been obtained.

(l) The Company shall not have amended the Merger Agreement, waived any provision or condition thereof or given any consent pursuant to the terms thereof or contemplated thereby without the prior written consent of Warburg, and the Merger shall have been consummated pursuant to, and in accordance with, the Merger Agreement.

Each Purchaser’s obligations under this Section 4.1 shall be several and independent from the obligations of each other Purchaser; and the failure by any Purchaser to fulfill or comply with any of the conditions set forth in this Section 4.1 shall not affect the obligations of the Company to any other Purchaser to consummate the transactions contemplated by this Agreement.

Section 4.2 Conditions Precedent to the Obligation of the Company to Sell the Shares and Warrants. The obligation of the Company to sell the Shares and Warrants to the Purchasers shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) The representations and warranties contained herein of the Purchasers shall be true and correct on and as of the date hereof and on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchasers contained herein which is not hereinabove qualified by application thereto of a materiality or material adverse effect standard, such representation and warranty need be true and correct only in all material respects).

(b) The Purchasers shall have performed in all material respects all obligations herein required to be performed or observed by the Purchasers on or prior to the Closing Date.

(c) The sale of the Securities by the Company being sold on such date shall not be prohibited or enjoined by any Legal Requirement or Governmental Entity.

(d) The waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

(e) The Merger shall have been consummated.

ARTICLE V

Certificate Legend

Section 5.1 Legend.

(a) Each certificate representing the Shares and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws) until such legend may be removed as provided in subsection (b) below:

“THE SHARES OF [SERIES A PREFERRED] [COMMON] STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES OF COMMON STOCK MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SECURE COMPUTING CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) The Company agrees to reissue certificates representing any of the Shares or Warrant Shares, without the legend set forth above, if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request; provided that such legends shall not be removed and such proposed transfer will not be effected until: (A) the resale of such shares of Common Stock are registered under the Securities Act, or (B) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the shares of Common Stock may be made without registration under the Securities Act and applicable state securities or “blue sky” laws. In the case of any proposed transfer under this Section 5.1, the Company shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to general service of process in any state where it is not then subject.

ARTICLE VI

Termination

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by (a) the mutual written consent of the Company and the Purchasers, (b) any party if the Merger Agreement is terminated in accordance with its terms, or (c) any party if the Closing Date has not occurred by December 31, 2005 subject to extension if the Company should so request from the Purchasers, such extension not to be unreasonably withheld by the Purchasers (the “End Date”), provided, however, that the right to terminate pursuant to this Section 6.1 shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date, and such action or failure to act constitutes a material breach of this Agreement.

Section 6.2 Effect of Termination. In the event of a termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become null and void and of no further force or effect, with no liability on the part of the Company or the Purchasers, or their directors, officers, agents or stockholders, with respect to this Agreement, except as provided in this Section 6.2 and Article VII herein, which shall survive the termination of this Agreement. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach of this Agreement, or to impair the rights of the Company or such Purchaser to compel specific performance by the other of its obligations under this Agreement.

ARTICLE VII

Miscellaneous

Section 7.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of New York. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 7.1 by the state and federal courts located in the State of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

Section 7.2 Entire Agreement; Amendment. This Agreement and the other Transaction Documents, along with (i) the Disclosure Letter, (ii) those representations and warranties from the Merger Agreement incorporated or referred to herein and (iii) the Parent Disclosure Statement provided by the Company in connection with the Merger Agreement together constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement and the above-referenced documents. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.

Section 7.3 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

(a) If to the Purchasers, to:

Warburg Pincus Private Equity IX, L.P.

c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017

Attention: Scott A. Arenare

Fax No. 212-878-6139

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attention: Jeffrey D. Saper, Esq.

                   Steven V. Bernard, Esq.

Fax No. 650-493-6811

(b) If to the Company, to:

Secure Computing Corporation

4810 Harwood Road

San Jose, CA 95124-5206

Attention: John McNulty

Phone: 408-979-6180

Fax: 408-979-6505

with a copy to:

Secure Computing Corporation

2675 Long Lake Road

St. Paul, MN 55113

Attention: Mary Budge

Phone: 651-628-6221

Fax: 651-628-2714

Heller Ehrman LLP

275 Middlefield Road

Menlo Park, CA 94025-3506

Attention: Kyle Guse, Esq.

Phone: 650 324-7000

Fax No. 650-324-0638

Section 7.4 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

Section 7.5 Titles; Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

Section 7.6 Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

Section 7.7 Certain Adjustments. The parties recognize that the terms of the Securities and the Transaction Documents provide for a variety of antidilution and other similar rights and adjustments. It is the parties’ intention that these rights and adjustments shall be given effect in a manner that produces fair and equitable results in the circumstances. In the event the Company shall at any time after the date of this Agreement and prior to the issuances of the Shares and the Warrants (A) declare a dividend on the Common Stock payable in Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation) (whether or not permitted by this Agreement), except as otherwise set forth herein, the prices, price ranges and trigger points in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the Purchasers after such time shall be entitled to purchase the aggregate number and kind of shares of capital stock which, had the respective transaction contemplated by this Agreement taken place immediately prior to such date, the Purchasers would have entitled to acquire upon consummation of such transaction or been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Survival. Each of the representations and warranties (i) set forth in this Agreement and the other Transaction Documents and (ii) incorporated into this Agreement shall survive the Closing but only for a period of eighteen (18) months following the Closing Date and thereafter shall expire and have no further force and effect. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

Section 7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 7.11 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.12 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS

AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

Section 7.13 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement.

Section 7.14 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

Section 7.15 Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

Section 7.16 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

Section 7.17 Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

[Remainder of page intentionally left blank. Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SECURE COMPUTING CORPORATION

By:
Name:
Title:

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus IX LLC, its general partner
By:	Warburg Pincus Partners LLC, its sole member
By:	Warburg Pincus & Co, its managing member

By:
Name:	Cary J. Davis
Title:	Partner

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address of Purchaser	Securities
Warburg Pincus Private Equity IX, L.P. c/o Warburg Pincus LLC 466 Lexington Avenue New York, NY 10017 Attention: Cary J. Davis Fax No. 212-878-6139	700,000 Shares of Series A Preferred Stock Warrants to purchase 1,000,000 shares of Common Stock.

A-1

EXHIBIT B

FORM OF WARRANT

B-1

EXHIBIT C

FORM OF HELLER EHRMAN OPINION

C-1

EXHIBIT D

FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK OF

SECURE COMPUTING CORPORATION

D-1